Exhibit 10.1

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
                                WASHINGTON, D.C.

------------------------------------------
                                         |
Written Agreement by and between         |
                                         |            Docket No. 09-207-WAIRB-HC
STERLING FINANCIAL CORPORATION           |
Spokane, Washington                      |
                                         |
and                                      |
                                         |
FEDERAL RESERVE BANK OF                  |
 SAN FRANCISCO                           |
San Francisco, California                |
                                         |
------------------------------------------

     WHEREAS, Sterling Financial Corporation, Spokane, Washington ("SFC"), a registered bank holding company, owns and controls Sterling Savings Bank, Spokane, Washington, a state nonmember bank, a state savings bank (collectively, the "Banks"), and various nonbank subsidiaries;

     WHEREAS, it is the common goal of SFC and the Federal Reserve Bank of San Francisco (the "Reserve Bank") to maintain the financial soundness of SFC so that SFC may serve as a source of strength to the Banks;

     WHEREAS, SFC and the Reserve Bank have mutually agreed to enter into this Written Agreement (the "Agreement"); and

WHEREAS, on December 17, 2009, the board of directors of SFC, at a duly constituted meeting, adopted a resolution authorizing and directing William L. Eisenhart to enter into this Agreement on behalf of SFC, and consenting to compliance with each and every provision of this Agreement by SFC and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the "FDI Act") (12 U.S.C. Sec. 1813(u) and 1818(b)(3)).

     NOW, THEREFORE, SFC and the Reserve Bank agree as follows:

Risk Management

     1. Within 60 days of this Agreement, SFC shall submit to the Reserve Bank an acceptable written plan to strengthen risk management. The plan shall, at a minimum, address, consider, and include:

             (a) The effectiveness of SFC's board of directors, and committees thereof, and senior management in carrying out their responsibilities to oversee SFC's risk management systems and to set the company's appetite for risk and risk levels; and

              (b) the adequacy of SFC's risk assessments along business lines and legal entities, and on a consolidated basis.

Dividends and Distributions

     2. (a) SFC shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation (the "Director") of the Board of Governors of the Federal Reserve System (the "Board of Governors").

             (b) SFC shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Banks without the prior written approval of the Reserve Bank.

             (c) SFC and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director.

             (d) All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on SFC's capital, earnings, and cash flow; the Banks' capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, SFC must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors' Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).

Debt and Stock Redemption

     3.     (a)     SFC and any nonbank subsidiary, shall not, directly or
indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the teens of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

            (b) SFC shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Capital Plan

     4. Within 60 days of this Agreement, SFC shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at SFC on a consolidated basis. The plan shall, at a minimum, address, consider, and include:

             (a) The consolidated organization's and the Banks' current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D) and the applicable capital adequacy guidelines for the Banks issued by the Banks' federal regulator;

             (b) the adequacy of the Banks' capital, taking into account the volume of classified credits, concentrations of credit, allowance for loan and lease losses, current and projected asset growth, and projected retained earnings;

             (c) the source and timing of additional funds necessary to fulfill the consolidated organization's and the Banks' future capital requirements;

             (d) supervisory requests for additional capital at the Banks or the requirements of any supervisory action imposed on the Banks by their federal regulators; and

             (e) the requirements of section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. Sec. 225.4(a)) that SFC serve as a source of strength to the Banks.

     5. SFC shall notify the Reserve Bank, in writing, no more than 30 days after the end of any quarter in which any of SFC's capital ratios fall below the approved plan's minimum ratios. Together with the notification, SFC shall submit an acceptable written plan that details the steps that SFC will take to increase SFC's capital ratios to or above the approved plan's minimums.

Liquidity/ Funds Management

     6. Within 60 days of this Agreement, SFC shall submit to the Reserve Bank an acceptable written contingency funding plan that, at a minimum, identifies available sources of liquidity and includes adverse scenario planning.

Cash Flow Projections

     7. Within 30 days of this Agreement, SFC shall submit to the Reserve Bank a written statement of its planned sources and uses of cash for debt service, operating expenses, and other purposes ("Cash Flow Projection") for 2010. SFC shall submit to the Reserve Bank a Cash Flow Projection for each calendar year subsequent to 2010 at least one month prior to the beginning of that calendar year.

Compliance with Laws and Regulations

     8.      (a)   In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, SFC shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. Sec. 18310 and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. Sec.
225.71 et seq.).

             (b) SFC shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. Sec. 1828(k)) and
Part  359  of the Federal Deposit Insurance Corporation's regulations (12 C.F.R.
Part  359).

Progress Reports

     9. Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders' equity.

Approval and Implementation of Plans

     10. (a) SFC shall submit written plans that are acceptable to the Reserve Bank within the applicable time period set forth in paragraphs 1, 4, and 6 of this Agreement.

             (b) Within 10 days of approval by the Reserve Bank, SFC shall adopt the approved plans. Upon adoption, SFC shall promptly implement the approved plans and thereafter fully comply with them.

             (c) During the term of this Agreement, the approved plans shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

     11.     All communications regarding this Agreement shall be sent to:

             (a)     Mr. Gloria Hoskins
                     Examining Manager
                     Regional and Foreign Institutions Group
                     Banking Supervision & Regulation
                     Federal Reserve Bank of San Francisco--Los Angeles Branch 950 South Grand Avenue
                     Los Angeles, California 90015

             (b)     Mr. William L. Eisenhart
                     Chairman of the Board
                     Sterling Financial Corporation
                     111 North Wall Street
                     Spokane, Washington 99201

Miscellaneous

     12. Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion, grant written extensions of time to SFC to comply with any provision of this Agreement.

     13. The provisions of this Agreement shall be binding upon SFC and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

     14. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

     15. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting SFC, the Banks, any nonbank subsidiary of SFC, or any of their current or former institution-affiliated parties and their successors and assigns.

     16. Pursuant to section 50 of the FDI Act (12 U.S.C. Sec. 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. Sec. 1818).

     1N WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 24th day of December, 2009.



STERLING FINANCIAL CORPORATION              FEDERAL RESERVE BANK
                                             OF SAN FRANCISCO


By: /s/ William L. Eisenhart                By: /s/ Stanley Crisp
    ------------------------                    -----------------
        William L. Eisenhart                        Stanley Crisp
        Chairman                                    Vice President